LABONTE & CO.                      #610 - 938 HOWE STREET
_______________________________________         VANCOUVER, BC  CANADA
C H A R T E R E D A C C O U N T A N T S         V6Z 1N9
_______________________________________         TELEPHONE      (604) 682-2778
                                                FACSIMILE      (604) 689-2778
                                                EMAIL        INTO@LABONTECO.COM




November 20, 2003


U.S. Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549


RE: LEXINGTON RESOURCES INC. (FORMERLY INTERGOLD CORPORATION) - S-8 REGISTRATION OF 1,000,000 SHARES

Dear Sir/Madame:

We hereby consent to the incorporation by reference therein of our Auditors' Report dated February 28, 2003 to the Stockholders and Board of Directors with respect to the financial statements of the Company included in its annual report filed with the U.S. Securities and Exchange Commission for the fiscal year ended December 31, 2002 on Form 10-KSB.


Sincerely,


"LABONTE & CO."


LABONTE & CO.,
CHARTERED ACCOUNTANTS